SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 1998

INNOVO GROUP INC.
(Exact name of registrant as specified in charter)

       Delaware                   0-18926                11-2928178
(State or other jurisdiction      (Commission            (IRS Employer
   of Incorporation)              File Number)            Identification NO.)

27 North Main Street, Springfield, Tennessee                  37172
    (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (615)384-0100

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Item 7.  Financial Statements and Exhibits.

     (c) The following Exhibits are filed with or incorporated by reference in this Report as indicated below:

     99.1  Press Release dated October 21, 1998.

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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, The registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

INNOVO GROUP INC.
(Registrant)

By:   /s/ L.E. Smith
      L.E. Smith, Chairman and
      Chief Executive Officer

Date:  October 21, 1998

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Exhibit 99.1

Press Release dated:  October 21, 1998

NEWS RELEASE



INNOVO TO MEET NASDAQ'S
TANGIBLE NET WORTH REQUIREMENTS



  SPRINGFIELD, TENNESSEE, October 20, 1998--INNOVO GROUP
INC. (NASDAQ Symbol: INNO), a manufacturer and supplier to national and international retailers, including Wal-Mart, K-Mart, Michael's, Hobby Lobby, Dollar General, Goody's and
Fabri-Center, was notified by NASDAQ on 10-19-98 that it no longer met the Net Tangible Asset requirements as reported on it's most recent public filing. The company must provide
NASDAQ with its definitive plan to achieve compliance by October 30, 1998.
  L.E. Smith stated that the company has already taken action to meet the requirements with the sale of $1,798,000 of its common stock to FHD-II, LLC. This equity infusion was closed on 10-19-98 and gives Innovo a Net Tangible
Worth of $3,305,000 as of this date. NASDAQ has been notified and the matter should be resolved.
  Innovo Group Inc. designs, markets, manufacturers and distributes fashion and sports licensed nylon and canvas products for the multi-billion crafts industry and retail sector in the United States and Europe. Under licensing agreements, the Company's sports lines feature the designs of the NBA, NFL, Major League Baseball, NHL, numerous collegiate teams, Walt Disney and Warner Brothers. Innovo also has certain exclusive and non-exclusive manufacturing and distribution rights for NASCAR licensed products.
  This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
  Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the Company's product, product demand, competition, capital adequacies, access to additional capital if required and other risks and uncertainties detailed from time to time in the Company's periodic reports including Quarterly Reports on form 10-Q and Annual Reports on form 10-K.

Listed:  NASDAQ SmallCap Exchange
Symbol:  INNO






Contact:  Jay Furrow, V.P. of Corporate Development, (615) 384-0100